UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 21, 2020 (April 17, 2020)

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street             Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:     (262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	TWIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                   Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01     Entry into a Material Definitive Agreement.

On April 17, 2020, Twin Disc, Incorporated (the “Company”) entered into a promissory note (the “Note”) evidencing an unsecured loan in the amount of $8,199,500 (the “Loan”) made to the Company under the Paycheck Protection Program (“PPP”). The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (the “SBA”). The Loan to the Company is being made through BMO Harris Bank, N.A. (the “Bank”).

The Loan has a two-year term and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred for six months. Beginning November 17, 2020, seven months from the date of the Note, the Company is required to make monthly payments of principal and interest to the Bank. Subject to certain notice requirements applicable if the Note is sold by the Bank, the Loan may be prepaid at any time prior to maturity with no prepayment penalties. The Note matures on April 17, 2022. The Note contains customary events of default relating to, among other things, payment defaults, making materially false and misleading representations to the SBA or the Bank, or breaching the terms of the Loan documents. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. The Company intends to use the Loan proceeds in accordance with PPP loan forgiveness requirements. However, no assurance is provided that the Company will obtain forgiveness for any portion of the Loan.

The above description of the Note is qualified in its entirety by reference thereto, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Loan, the Company entered into an Amendment No. 4 to Credit Agreement (the “Fourth Amendment”) on April 17, 2020 that amends the Credit Agreement dated as of June 29, 2018 (the “Credit Agreement”) between the Company and the Bank. The Fourth Amendment: (1) permits the Company to incur indebtedness in the form of the Loan notwithstanding the Credit Agreement’s restrictions limiting the Company’s ability to incur indebtedness, and (2) provides that the Loan (to the extent that the Loan is forgiven) shall be disregarded for purposes of calculating financial covenants in the Credit Agreement (the “Covenants”). Any unforgiven portion of the Loan and the interest thereon will not be disregarded for purposes of calculating the Covenants.

The above description of the Fourth Amendment is qualified in its entirety by reference thereto, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Loan is incorporated herein by reference.

FORWARD LOOKING STATEMENTS

The disclosures in this report on Form 8-K and in the documents incorporated herein by reference contain or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause the Company’s actual future results to differ materially from those discussed are noted in connection with such statements, but other unanticipated factors could arise. Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

Item 9.01     Financial Statements and Exhibits.

  (d)     Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Promissory Note, dated April 17, 2020, entered into by Twin Disc, Incorporated, as borrower, for the benefit of BMO Harris Bank, N.A., as lender
10.2	Amendment No. 4 to June 29, 2018 Credit Agreement between Twin Disc, Incorporated and BMO Harris Bank, N.A.

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2020	Twin Disc, Incorporated

_/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President-Finance, Chief Financial Officer, Treasurer & Secretary